Regency Centers Announces First Quarter 2014 Results
Core FFO Per Share Up 8% for the Quarter Ended March 31, 2014

JACKSONVILLE, Fla. (May 7, 2014) - Regency Centers Corporation (“Regency” or the “Company”) today announced financial and operating results for the three months ended March 31, 2014.

Earnings

Regency reported Core Funds From Operations (“Core FFO”) for the first quarter of $64.1 million, or $0.69 per diluted share, compared to $58.3 million, or $0.64 per diluted share, for the same period in 2013.

Funds From Operations (“FFO”) for the first quarter was $65.5 million, or $0.71 per diluted share. For the same period in 2013, the Company reported FFO of $57.9 million, or $0.64 per diluted share.

Regency reported net income attributable to common stockholders (“Net Income”) for the first quarter of $19.4 million, or $0.21 per diluted share, compared to Net Income of $15.6 million, or $0.17 per diluted share, for the same period in 2013.

Operations

For the three months ended March 31, 2014, Regency’s results for wholly owned properties plus its pro-rata share of co-investment partnerships were as follows:

•	Percent leased, same properties only: 94.9%

•	Percent leased, all properties: 94.5%

•	Increase in same property net operating income (“NOI”) over the same period last year, excluding termination fees: 2.9%

•	Same space rental rate growth on a cash basis for spaces vacant less than 12 months: 21.7% on new leases and 8.7% on renewal leases for a blended average of 11.6%

•	Leasing transactions, including in-process developments (partnerships at 100%): 266 new and renewal lease transactions for a total of 1.2 million square feet

Investments

Property Transactions

During the quarter, the Company sold a free-standing Rite Aid at a gross sales price of $4.0 million and a cap rate of 8.6%.

During the quarter, Regency purchased one property in Austin, TX, on a wholly owned basis, at a gross purchase price of $22.5 million and a cap rate of 5.2%. The Company also acquired an 80% majority interest in a three-property portfolio in Fairfield, CT as part of a joint venture with a local real estate developer at a gross purchase price of $149.3 million and a weighted average cap rate of 5.3%. Regency’s share of the purchase price was $119.5 million. The portfolio is encumbered by secured debt totaling $72.7 million. Regency’s share of the debt is $58.2 million.

Developments and Redevelopments

At March 31, 2014, the Company had seven projects in development with estimated net development costs of $228.3 million. The in-process developments are 47% funded and 86% leased and committed, including retailer-owned square footage.

During the quarter, the company started one development project. Persimmon Place, a 150,000 square foot shopping center located in the San Francisco suburb of Dublin, CA, will be anchored by Whole Foods, Nordstrom Rack, and HomeGoods. The center is within walking distance of a Bay Area Rapid Transit (“BART”) station and boasts outstanding three-mile demographics, including a population of 105,000 people with average household incomes of $130,000. The project’s total estimated net development costs are $60 million.

At March 31, 2014, Regency had 18 redevelopment projects in process representing a total estimated incremental investment of $84.0 million with estimated incremental yields on investment ranging from 8% to 10%.

Capital Markets

Rating Agencies

During the quarter, Fitch Ratings affirmed the Company’s corporate credit rating and senior unsecured ratings of BBB, with a Stable outlook.

Guidance

The Company has updated certain components of its 2014 earnings guidance. These changes are summarized below. Please refer to the Company’s first quarter 2014 supplemental information package for the complete list of updates.

Full Year 2014 Guidance
	Previous Guidance	Updated Guidance
Core FFO per diluted share	$2.66 - $2.72	$2.68 - $2.74
FFO per diluted share	$2.62 - $2.68	$2.68 - $2.74
Acquisitions (pro-rata)	$120,000 - $145,000	$141,975
Dispositions (pro-rata)	$70,000 - $125,000	$90,000 - $165,000
Development and Redevelopment starts	$130,000 - $200,000	$130,000 - $240,000
Note: Data in thousands, except per share information

Dividend

On May 1, 2014, the Board of Directors declared a quarterly cash dividend on the Company’s common stock of $0.47 per share. The dividend is payable on June 4, 2014 to shareholders of record as of May 21, 2014.

Non-GAAP Disclosure

FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“NAREIT”) defines as net income, computed in accordance with GAAP, excluding gains and losses from dispositions of depreciable property, net of tax, excluding operating real estate impairments, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Regency computes FFO for all periods presented in accordance with NAREIT's definition. Many companies use different depreciable lives and methods, and real estate values historically fluctuate with market conditions. Since FFO excludes depreciation and amortization and gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP.

Thus, FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP and therefore, should not be considered an alternative for net income or as a measure of liquidity. Core FFO is an additional performance measure used by Regency as the computation of FFO includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. Core FFO excludes from FFO, but is not limited to: (a) transaction related gains, income or expense; (b) impairments on land; (c) gains or losses from the early extinguishment of debt; and (d) other non-core amounts as they occur. The Company provides a reconciliation of FFO to Core FFO.

Reconciliation of Net Income Attributable to Common Stockholders to FFO and Core FFO -
Actual (in thousands)

For the Periods Ended March 31, 2014 and 2013	Three Months Ended		Year to Date
	2014	2013	2014	2013
Net Income Attributable to Common Stockholders	$19,389	15,554	19,389	15,554
Adjustments to reconcile to Funds From Operations:
Depreciation and amortization - consolidated real estate	37,112	31,872	37,112	31,872
Depreciation and amortization - unconsolidated partnerships	10,089	10,618	10,089	10,618
Consolidated JV partners' share of depreciation	(463)	(209)	(463)	(209)
Gain on sale of operating properties, net of tax	(708)	—	(708)	—
Exchangeable operating partnership units	42	39	42	39
Funds From Operations	65,461	57,874	65,461	57,874
Dilutive effect of share-based awards	(186)	(188)	(186)	(188)
Funds from Operations for calculating Diluted FFO per Share	$65,275	57,686	$65,275	57,686

Funds From Operations	$65,461	57,874	$65,461	57,874
Adjustments to reconcile to Core Funds From Operations:
Development and acquisition pursuit costs	1,341	441	1,341	441
Gain on sale of land	(2,905)	—	(2,905)	—
Provision for impairment to land	225	—	225	—
Interest rate swap ineffectiveness	—	7	—	7
Core Funds From Operations	64,122	58,322	64,122	58,322
Dilutive effect of share-based awards	(186)	(188)	(186)	(188)
Core Funds From Operations for calculating Diluted Core FFO per Share	$63,936	58,134	$63,936	58,134

Weighted Average Shares For Diluted FFO per Share	92,191	90,351	92,191	90,351

Reported results are preliminary and not final until the filing of the Company's Form 10-Q with the SEC and, therefore, remain subject to adjustment.

Reconciliation of Net Income Attributable to Common Stockholders to FFO and Core FFO - Guidance

	Full Year
FFO and Core FFO Guidance:	2014
Net income attributable to common stockholders	$0.75	0.81
Adjustments to reconcile net income to FFO:
Depreciation and amortization	1.94	1.94
Gain on sale of operating properties	(0.01)	(0.01)
All other amounts	—	—
Funds From Operations	$2.68	2.74

Adjustments to reconcile FFO to Core FFO:
Development and acquisition pursuit costs	0.03	0.03
Gain on sale of land	(0.03)	(0.03)
All other non-core amounts	—	—
Core Funds From Operations	$2.68	2.74

Conference Call

In conjunction with Regency’s first quarter results, the company will host a conference call on Thursday, May 8, 2014 at 11:00 a.m. EDT. Dial-in and webcast information is listed below.

Fourth Quarter Conference Call
Date:	Thursday, May 8th, 2014
Time:	11:00 a.m. EDT
Dial#:	877-407-0789 or 201-689-8562
Webcast:	www.regencycenters.com under Investor Relations

Replay

Webcast Archive:     Investor Relations page under Webcasts & Presentations

The Company has published forward-looking statements and additional financial information in its first quarter 2014 supplemental information package that may help investors estimate earnings for 2014. A copy of the Company’s first quarter 2014 supplemental information will be available on the Company's website at www.RegencyCenters.com or by written request to: Investor Relations, Regency Centers Corporation, One Independent Drive, Suite 114, Jacksonville, Florida, 32202. The supplemental information package contains more detailed financial and property results including financial statements, an outstanding debt summary, acquisition and development activity, investments in partnerships, information pertaining to securities issued other than common stock, property details, a significant tenant rent report and a lease expiration table in addition to earnings and valuation guidance assumptions. The information provided in the supplemental package is unaudited and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-Q for the quarter ended March 31, 2014. Regency may, but assumes no obligation to, update information in the supplemental package from time to time.

About Regency Centers Corporation (NYSE: REG)

Regency is the preeminent national owner, operator, and developer of high-quality grocery-anchored neighborhood and community shopping centers. With 332 retail properties, the company’s portfolio encompasses over 43.9 million square feet located in top markets throughout the United States, including co-investment partnerships. Regency has developed 215 shopping centers since 2000, representing an investment at completion of more than $3 billion. Operating as a fully integrated real estate company, Regency is a qualified real estate investment trust that is self-administered and self-managed.

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Forward-looking statements involve risks and uncertainties. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements. Please refer to the documents filed by Regency Centers Corporation with the SEC, specifically the most recent reports on Forms 10-K and 10-Q, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements.